UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 29, 2024
Date of Report (Date of earliest event reported)

Smith Douglas Homes Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41917	93-1969003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 Village Trail, Suite 215
Woodstock, Georgia 30188
(Address of principal executive offices) (Zip Code)
(770) 213-8067
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SDHC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, Smith Douglas Homes Corp. (the “Company”) paid 2023 annual cash incentive bonuses to certain of the named executive officers of the Company (the “Named Executive Officers”) for the fiscal year ended December 31, 2023 (“fiscal 2023”) as set forth below, based on the achievement of designated performance metrics.

With respect to fiscal 2023, Mr. Devendorf was eligible to earn an annual cash incentive bonus based on the Company’s achievement of certain Company EBITDA targets, and Mr. Steele was eligible to earn an annual cash incentive bonus under the Company’s Annual Incentive Program based on achievement of certain Company net income targets (weighted 90%) and individual performance goals (weighted 10%).  With respect to fiscal 2023, Messrs. Devendorf and Steele earned annual cash incentive bonuses equal to $510,781 and $160,000, respectively.  Mr. Bennett was not eligible to participate in any annual incentive program during 2023.

The Named Executive Officers’ other compensation for fiscal 2023 previously was reported by the Company in the Summary Compensation Table included in the Company’s prospectus (the “Prospectus”) filed with the Securities and Exchange Commission on January 12, 2024 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-1 in connection with the Company’s initial public offering.  However, as of the date of the Prospectus, fiscal 2023 annual cash incentive bonuses for the Named Executive Officers had not yet been determined, and therefore any such bonus amounts were omitted from the Summary Compensation Table for fiscal 2023.

The table below updates the previously reported Summary Compensation Table by reflecting the annual cash bonuses paid to Messrs. Devendorf and Steele with respect to fiscal 2023, and restating each Named Executive Officer’s total compensation amount for fiscal 2023.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($) (2)	Total ($)
Gregory S. Bennett	---	2,091,703
President, Chief Executive Officer, & Vice Chairman
Russell Devendorf	1,187,226	1,853,187
Executive Vice President & Chief Financial Officer
Brett A. Steele	260,417	544,955
Vice President, General Counsel, & Secretary

(2)
Amounts reflect annual cash incentive bonuses earned by, and long-term cash incentive bonuses paid to, Messrs. Devendorf and Steele with respect to the applicable year. We provide additional information regarding such bonuses in “—Narrative to Summary Compensation Table—2023 Cash Incentive Compensation” below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2024	SMITH DOUGLAS HOMES CORP.

	By:	/s/ Russell Devendorf
Russell Devendorf
Executive Vice President and Chief Financial Officer